UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 15, 2026

ATAIBECKLEY INC.
(Exact name of registrant as specified in its charter)

Delaware	001-43037	41-3357923
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o atai Life Sciences US, Inc.
c/o Industrious NYC
250 West 34th Street
New York, NY 10119(Address of principal executive offices) (Zip Code)

(332) 282-0507
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	ATAI	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2026, the Board of Directors of AtaiBeckley Inc. (the “Company”) appointed Michael Faerm as the Company’s Chief Financial Officer, effective as of the date Mr. Faerm commences employment with ATAI Life Sciences US, Inc. (“ATAI US”), which is expected to occur on March 9, 2026 (the “Appointment Date”). In connection with his appointment, effective as of the Appointment Date, Mr. Faerm has been designated as the Company’s principal financial officer. Mr. Faerm succeeds Anne Johnson, who will cease serving as Chief Financial Officer, and will serve as the Company’s Chief Accounting Officer and remain designated as the Company’s principal accounting officer, in each case effective as of the Appointment Date.

Michael Faerm, 59, most recently served as a consulting Chief Financial Officer to various biopharmaceutical companies through his firm, MEF Consulting LLC, from February 2025 to February 2026. From May 2024 to February 2025, Mr. Faerm served as Chief Financial Officer of Viracta Therapeutics, Inc., a precision oncology company. From October 2023 to March 2024, Mr. Faerm served as Interim Chief Financial Officer of Harpoon Therapeutics, Inc., an immunotherapy company.  From April 2021 to March 2023, Mr. Faerm served as Chief Financial Officer of Artiva Biotherapeutics, Inc., a natural killer (NK) cell-based therapy company. From 2019 to 2021, Mr. Faerm served as a consulting and interim Chief Financial Officer and Chief Business Officer to various biopharmaceutical companies through his firm, MEF Consulting LLC. From 2015 to 2018, Mr. Faerm served as Chief Business Officer of Innoviva, Inc. (formerly Theravance, Inc.), a biopharmaceutical company, and earlier, worked in business development and strategic finance roles at biopharmaceutical companies Forest Laboratories, Inc. and Regeneron Pharmaceuticals, Inc. Prior to these roles, Mr. Faerm served as a senior pharmaceuticals equity research analyst at Wells Fargo Securities and at Credit Suisse, and as an investment banker at Merrill Lynch. Mr. Faerm earned an MBA from Harvard Business School, an MS in civil engineering from Stanford University and a BS in civil engineering from Columbia University.

In connection with Mr. Faerm’s appointment as the Company’s Chief Financial Officer, Mr. Faerm entered into an Executive Employment Agreement with ATAI US, effective as of the Appointment Date (the “Faerm Employment Agreement”). Pursuant to the Faerm Employment Agreement, Mr. Faerm is entitled to an initial annual base salary of $525,000 and an annual discretionary bonus award targeted at 40% of his then-current base salary.

In accordance with the Faerm Employment Agreement, Mr. Faerm was granted an option (the “Faerm Option”) to purchase 1,275,000 shares of Company common stock at an exercise price per share equal to the fair market value of the Company’s common stock on the date of grant. The Faerm Option will vest in accordance with the Company’s standard four-year vesting schedule, subject to Mr. Faerm’s continued service through each applicable vesting date. Mr. Faerm was also granted restricted stock units covering 285,000 shares of Company common stock (the “Faerm RSUs”). The Faerm RSUs will vest in equal annual installments over a four-year period, subject to Mr. Faerm’s continued service through each applicable vesting date.

Pursuant to the Faerm Employment Agreement, Mr. Faerm is also entitled to a one-time cash sign-on bonus of $85,000, which sign-on bonus is only earned if Mr. Faerm remains actively employed for a period of one year, and is subject to repayment if Mr. Faerm’s employment is terminated for “cause” or he resigns without “good reason” (as these terms are defined in the Faerm Employment Agreement) within one year of the date he commences employment.

The Faerm Employment Agreement further provides that if ATAI US terminates Mr. Faerm’s employment without “cause” or he resigns for “good reason,” subject to his timely executing a release of claims and his continued compliance with certain covenants, he is entitled to receive (i) an amount equal to 0.75 times his then-current base salary, payable in the form of base salary continuation for a period of nine months; (ii) payment for any earned but unpaid annual bonus for the year prior to the year of termination; and (iii) reimbursement for continued health coverage pursuant to COBRA for up to nine months following termination.

If such a termination of employment occurs on or within 12 months following a “change in control” (as defined in the Faerm Employment Agreement), then, in lieu of the severance payments and benefits described above, subject to his timely executing a release of claims and his continued compliance with certain covenants, Mr. Faerm is entitled to receive (i) a lump-sum payment equal to the sum of his then-current base salary and target bonus; (ii) payment for any earned but unpaid annual bonus for the year prior to the year of termination; (iii) reimbursement for continued health coverage pursuant to COBRA for up to 12 months following termination; and (iv) accelerated vesting of all unvested equity or equity-based awards that vest solely based on the passage of time, with any such awards that vest based on the attainment of performance-vesting conditions being governed by the terms of the applicable award agreement, and the time period that Mr. Faerm may have to exercise any stock options may be extended for up to 12 months.

The foregoing description of the Faerm Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Faerm Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with his appointment, Mr. Faerm will also enter into the Company’s standard form of indemnification agreement for directors and officers. There are no arrangements or understandings between Mr. Faerm and any other person pursuant to which Mr. Faerm was appointed as Chief Financial Officer. Mr. Faerm has no family relationships subject to disclosure under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Biographical information for Ms. Johnson, 57, was included on page 18 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 21, 2025, and is incorporated by reference herein.

The material terms of Ms. Johnson’s employment with the Company will remain unchanged. There are no arrangements or understandings between Ms. Johnson and any other person pursuant to which Ms. Johnson was appointed as Chief Accounting Officer. Ms. Johnson has no family relationships subject to disclosure under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On February 19, 2026, the Company issued a press release regarding the executive transitions described above. A copy of the press release is furnished as Exhibit 99.1 herewith.

The information contained under Item 7.01 of this Form 8-K (including Exhibit 99.1), shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Executive Employment Agreement, dated as of February 18, 2026, by and between ATAI Life Sciences US, Inc. and Michael Faerm
99.1*	Press Release titled “AtaiBeckley Appoints Michael Faerm as Chief Financial Officer”, dated February 19, 2026
104	Cover Page Interactive Data File (embedded within the inline XBRL document).
*	Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATAIBECKLEY INC.

Date: February 19, 2026	By:	/s/ Ryan Barrett
	Name:	Ryan Barrett
	Title:	Chief Legal and Business Officer